UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuloopant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

LOOP INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

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1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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LOOP INDUSTRIES, INC.

1999 Avenue of the Stars, Suite 2520

Los Angeles, California 90067

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being furnished on or about January 29, 2016 to the holders of record as of the close of business on February ___, 2016, of the common stock of Loop Industries, Inc., a Nevada corporation (the "Company").

The Board of Directors of the Company and 1 stockholder holding an aggregate of 17,000,000 shares of common stock issued and outstanding as of February 11, 2016, have approved and consented in writing in lieu of a special meeting of the Board of Directors and a special meeting of the stockholders to the following actions:

(1)	The approval of an Amendment to our Articles of Incorporation to create 25,000,000 shares of "blank check" preferred stock.

Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and are sufficient under the Nevada Revised Statutes ("NRS") and the Company's Articles of Incorporation and Bylaws to approve the actions. Accordingly, the actions will not be submitted to the other stockholders of the Company for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, including Regulation 14C.

ACTIONS BY BOARD OF DIRECTORS

AND

CONSENTING STOCKHOLDER

GENERAL

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company's common stock.

The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: Loop Industries, Inc., 1999 Avenue of the Stars, Suite 2520, Los Angeles, California 90067, Attn: Daniel Solomita, President and Chief Executive Officer. Mr. Solomita may also be reached by telephone at (514) 244-3575.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company's Bylaws and the Nevada Revised Statutes ("NRS"), a vote by the holders of at least a majority of the Company's outstanding capital stock is required to effect the action described herein. The Company's Articles of Incorporation, as amended, does not authorize cumulative voting. As of the record date, the Company had 29,810,800 shares of common stock issued and outstanding. The voting power representing not less than 59,546,601 shares of common stock is required to pass any stockholder resolutions. The consenting stockholder is the record and beneficial owner of 17,000,000 shares of common stock, which represents approximately 57.0 % of the issued and outstanding shares of the Company's common stock. Pursuant to Chapter 78.320 of the NRS, the consenting stockholders voted, with the Board of Directors, in favor of the actions described herein in a joint written consent, dated February 11, 2016. No consideration was paid for the consent. The consenting stockholders' names, affiliation with the Company, and their beneficial holdings are as follows:

Name	Beneficial Holder and Affiliation	Shares Beneficially Held (1)	Percentage
Daniel Solomita	President and Chief Executive Officer, Treasurer, Director, and Greater than 10% holder of common stock	17,000,000 shares of common stock	57.0% (common stock)

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INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

On February 15, 2016, the Company and Mr. Solomita entered into an Amendment No. 1 to Employment Agreement (the "Amendment No. 1"), which amends the Employment Agreement. Amendment No. 1 provides that the Company shall issue Mr. Solomita one share of the Company's Series A Preferred Stock for consideration of Mr. Solomita agreeing not to terminate his employment with the Company for a period of five years from the date of Amendment No. 1. The effect of Amendment No. 1 is to provide Mr. Solomita control of the Company in the event that his presently-held 57% of the issued and outstanding shares of common stock of the Company is diluted to less than a majority. In order to issue Mr. Solomita his one share of Series A Preferred Stock under Amendment No. 1, the Company created "blank check" preferred stock. Subsequently, the board of directors of the Company approved a Certificate of Designation creating the Series A Preferred Stock. The terms, rights and preferences of the Certificate of Designation creating the Series A Preferred Stock is disclosed under the section title "Principal Effects of the Issuance of One Share of Series A Preferred Stock to Daniel Solomita"on page 9 of this Information Statement on Schedule 14C.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS RIGHTS OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 11, 2016, certain information regarding the ownership of the Company's capital stock by each director and executive officer of the Company, each person who is known to the Company to be a beneficial owner of more than 5% of any class of the Company's voting stock, and by all officers and directors of the Company as a group. Unless otherwise indicated below, to the Company's knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of February 11, 2016 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 29,810,800 shares of common stock issued and outstanding on a fully diluted basis, as of February 11, 2016.

Title of Class	Name and Address of Beneficial Owner (4)	Amount and Nature of Beneficial Ownership(5)	Percent of Common Stock (1)

Common Stock	Daniel Solomita (2)	17,000,000	57.0%
Common Stock	Donald Danks (3)	1,000,000	3.3%
All directors and executive officers as a group (1 person)		18,000,000	57.3%

____________

(1)	As of February 11, 2016, we had 29,810,800 shares of common stock outstanding.

(2)	Appointed President and Chief Executive Officer, Secretary, Treasurer and Chairman of the Board of Directors on June 29, 2015.

(3)	Appointed director on June 29, 2015.

(4)	Unless otherwise noted, the address of each person listed is c/o Loop Industries, Inc. 1999 Avenue of the Stars, Suite 2520, Los Angeles, California 90067.

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EXECUTIVE COMPENSATION

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2014 and 2013.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Award ($)*	Option Awards ($)*	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)		Total ($)

Mazen Kouta (1)	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-		-0-
	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-		-0-

Zeeshan Sajid (2)	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-		-0-
	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-		-0-

Daniel Solomita; (3)	2014	-0-	-0-	-0-	-0-	-0-	-0-	50,000	(5)	50,000	(5)
	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-		-0-

Donald Danks; (4)	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-		-0-
	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-		-0-

______________

(1)	Appointed President, Treasurer and Director on April 27, 2010, and resigned from all such offices and positions on June 29, 2015.

(2)	Appointed Secretary, Treasurer and Director on April 27, 2010, and resigned from all such offices and positions on June 29, 2015.

(3)	Appointed President and Chief Executive Officer, Secretary, Treasurer and Chairman of the Board of Directors on June 29, 2015.

(4)	Appointed director on June 29, 2015.

(5)	Paid to 8198381 Canada Inc., which is beneficially owned and controlled by Daniel Solomita.

There has been no compensation awarded to, earned by, or paid to the executive officers by any person for services rendered in all capacities to us for the fiscal period ended September 30, 2014, and through June 28, 2015.

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Employment Agreement

On June 29, 2015, we entered into an Employment Agreement (the "Employment Agreement") with Daniel Solomita. The Employment Agreement provides for an initial annual base salary, commencing June 29, 2015 of $180,000. The agreement also provides for (i) a bonus of 4,000,000 shares of common stock, (ii) the Company to pay for Mr. Solomita's costs related to executive's reasonable monthly cell phone and other mobile Internet costs, home office Internet costs, (iii) the Company to pay for executive's car and commuting costs, not to exceed $1,000 per month, and club membership costs, payable not later than 10 days after the end of each month, and (iv) a severance payment for Mr. Solomita equal to his then current annual base salary rate plus one month of salary for each year of employment, not to exceed 24 months of severance, upon the termination of his employment by the Company without cause or by Mr. Solomita for good reason or in the event of a change in control. The employment agreement defines the term "cause" as "any grounds entitling the Company's Board to summarily dismiss" Mr. Solomita.

The bonus of 4,000,000 shares of common stock is payable to Mr. Solomita as follows:

(i) 1,000,000 shares of common stock shall be issued to Mr. Solomita when the Company's securities are listed on an exchange or the OTCQX tier of the OTCMarkets;

(ii) 1,000,000 shares of common stock shall be issued to Mr. Solomita when the Company executes a contract for a minimum quantity of 25,000 M/T of PTA/EG or a PET;

(iii) 1,000,000 shares of common stock shall be issued to Mr. Solomita when the Company's first fill-scale production facility is in commercial operation; and

(iv) 1,000,000 shares of common stock shall be issued to Mr. Solomita when the Company's second full-scale production facility is in commercial operation.

The employment agreement also requires that Mr. Solomita participate in our employee benefit programs and provide for other customary benefits. In addition, each employment agreement provides compensation pursuant periodic grants of stock options thereafter as recommended by our board of directors (no options have been granted to any executive as of the date of this Schedule 14C). Finally, the employment agreement prohibits Mr. Solomita from engaging in certain activities which compete with the Company, seek to recruit its employees or disclose any of its trade secrets or otherwise confidential information.

On February 15, 2016, the Company and Mr. Solomita entered into an Amendment No. 1 to Employment Agreement (the "Amendment No. 1"), which amends the Employment Agreement. Amendment No. 1 provides that the Company shall issue Mr. Solomita one share of the Company's Series A Preferred Stock for consideration of Mr. Solomita agreeing not to terminate his employment with the Company for a period of five years from the date of Amendment No. 1. The effect of Amendment No. 1 is to provide Mr. Solomita control of the Company in the event that his presently-held 57% of the issued and outstanding shares of common stock of the Company is diluted to less than a majority. In order to issue Mr. Solomita his one share of Series A Preferred Stock under Amendment No. 1, the Company created "blank check" preferred stock. Subsequently, the board of directors of the Company approved a Certificate of Designation creating the Series A Preferred Stock. The terms, rights and preferences of the Certificate of Designation creating the Series A Preferred Stock is disclosed under the section title "Principal Effects of the Issuance of One Share of Series A Preferred Stock to Daniel Solomita"on page 9 of this Information Statement on Schedule 14C.

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Stock Option Grants

The following table sets forth stock option grants and compensation for the fiscal year ended September 30, 2014, and through February 11, 2016:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Mazen Kouta (1)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

Zeeshan Zajid (2)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

Daniel Solomita (3)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

Donald Danks (4)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

______________

(1)	Appointed President, Treasurer and Director on April 27, 2010, and resigned from all such offices and positions on June 29, 2015.

(2)	Appointed Secretary, Treasurer and Director on April 27, 2010, and resigned from all such offices and positions on June 29, 2015.

(3)	Appointed President and Chief Executive Officer, Secretary, Treasurer and Chairman of the Board of Directors on June 29, 2015.

(4)	Appointed a director on June 29, 2015.

Option Exercises and Fiscal Year-End Option Value Table.

There were no stock options exercised by the named executive officers as of the end of the fiscal period ended September 30, 2014 and through February 11, 2016.

Other Compensation

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of our company in the event of retirement at normal retirement date as there was no existing plan as of the end of the fiscal period ended September 30, 2014 and through February 11, 2016, provided for or contributed to by our company.

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Director Compensation

The following table sets forth director compensation as of September 30, 2014, and through February 11, 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation($)	Total ($)

Mazen Kouta (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Zeeshan Sajid (2)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Daniel Solomita (3)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Donald Danks (4)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

______________

(1)	Appointed President, Treasurer and Director on April 27, 2010, and resigned from all such offices and positions on June 29, 2015.

(2)	Appointed Secretary, Treasurer and Director on April 27, 2010, and resigned from all such offices and positions on June 29, 2015.

(3)	Appointed President and Chief Executive Officer, Secretary, Treasurer and Chairman of the Board of Directors on June 29, 2015.

(4)	Appointed a director on June 29, 2015.

Directors of our company who are also employees do not receive cash compensation for their services as directors or members of the committees of the Board of Directors. All directors may be reimbursed for their reasonable expenses incurred in connection with attending meetings of the Board of Directors or management committees.

Securities Authorized for Issuance under Equity Compensation Plans

The Company has no equity compensation plans.

CHANGE IN CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of the Company which may result in a change in control of the Company.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDER

The following action was taken based upon the unanimous recommendation of the Board of Directors and the written consent of the consenting stockholders:

I. AMENDMENT TO ARTICLES OF INCORPORATION CREATING "BLANK CHECK" PREFERRED STOCK.

GENERAL

On February 11, 2016, the Board of Directors and the consenting stockholders adopted and approved a resolution to effect an amendment to our Articles of Incorporation to authorize the creation of 25,000,000 shares, designated as our Preferred Stock (the "Preferred Stock Amendment"). The Preferred Stock may be issued from time to time in one or more series by our Board of Directors. Our Board of Directors will be expressly authorized to provide, by resolution(s) duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series of Preferred Stock.

REASONS FOR THE CREATION OF "BLANK CHECK" PREFERRED STOCK

On February 15, 2016, the Company and Mr. Solomita entered into an Amendment No. 1 to Employment Agreement (the "Amendment No. 1"), which amends the Employment Agreement. Amendment No. 1 provides that the Company shall issue Mr. Solomita one share of the Company's Series A Preferred Stock for consideration of Mr. Solomita agreeing not to terminate his employment with the Company for a period of five years from the date of Amendment No. 1. The effect of Amendment No. 1 is to provide Mr. Solomita control of the Company in the event that his presently-held 57% of the issued and outstanding shares of common stock of the Company is diluted to less than a majority. In order to issue Mr. Solomita his one share of Series A Preferred Stock under Amendment No. 1, the Company created "blank check" preferred stock. Subsequently, the board of directors of the Company approved a Certificate of Designation creating the Series A Preferred Stock. The terms, rights and preferences of the Certificate of Designation creating the Series A Preferred Stock is disclosed under the section title "Principal Effects of the Issuance of One Share of Series A Preferred Stock to Daniel Solomita"on page 9 of this Information Statement on Schedule 14C.

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Additionally, we believe that for us to successfully execute our business strategy we will need to raise investment capital and it may be preferable or necessary to issue preferred stock to investors. Preferred stock usually grants the holders certain preferential rights in voting, dividends, liquidation or other rights in preference over a company's common stock. Accordingly, in order to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets, the Preferred Stock Amendment will create 25,000,000 authorized shares of "blank check" Preferred Stock for us to issue.

The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by our Stockholders and the terms, rights and features of which are determined by our Board of Directors upon issuance. The authorization of such "blank check" Preferred Stock permits our Board of Directors to authorize and issue Preferred Stock from time to time in one or more series without seeking further action or vote of our Stockholders.

PRINCIPAL EFFECTS OF THE CREATION OF "BLANK CHECK" PREFERRED STOCK

Subject to the provisions of the Preferred Stock Amendment and the limitations prescribed by law, our Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by our stockholders. Our Board of Directors would be required to make any determination to issue shares of Preferred Stock based on its judgment as to what is in our best interests and the best interests of our stockholders. The Preferred Stock Amendment will give our Board of Directors flexibility, without further stockholder action, to issue Preferred Stock on such terms and conditions as our Board of Directors deems to be in our best interests and the best interests of our stockholders.

The authorization of the "blank check" Preferred Stock will provide us with increased financial flexibility in meeting future capital requirements. It will allow Preferred Stock to be available for issuance from time to time and with such features as determined by our Board of Directors for any proper corporate purpose. It is anticipated that such purposes may include, without limitation, exchanging Preferred Stock for Common Stock, the issuance for cash as a means of obtaining capital for our use, or issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets.

The issuance by us of Preferred Stock could dilute both the equity interests and the earnings per share of existing holders of our Common Stock. Such dilution may be substantial, depending upon the amount of shares issued. The newly authorized shares of Preferred Stock could also have voting rights superior to our Common Stock, and therefore would have a dilutive effect on the voting power of our existing Stockholders.

Any issuance of Preferred Stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of our Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of our Company. Shares of voting or convertible Preferred Stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our Company by means of a tender offer, proxy contest, merger or otherwise. The ability of our Board of Directors to issue such shares of Preferred Stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of our Company by tender offer or other means. Such issuances could therefore deprive our stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such shares of Preferred Stock to persons friendly to our Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

Except with respect to the issuance of one share of Series A Preferred Stock to Mr. Solomita, there are currently no plans, arrangements, commitments or understandings for the issuance of shares of Preferred Stock.

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PRINCIPAL EFFECTS OF THE ISSUANCE OF ONE SHARE OF SERIES A PREFERRED STOCK TO DANIEL SOLOMITA

The one share of Series A Preferred Stock issued to Mr. Solomita equals voting power equal to 65% of the voting power of the issued and outstanding shares of common stock of the Company so long a Mr. Solomita holds not less than 7.5% of the issued and outstanding shares of common stock of the Company, assuring Mr. Solomita of control of the Company in the event that his presently-held 57% of the issued and outstanding shares of common stock of the Company is diluted to a level below a majority.

Additionally, the one share of Series A Preferred Stock issued to Mr. Solomita contains protective provisions, which precludes the Company from taking the certain actions without Mr. Solomita's (or that of any person to whom the one share of Series A Preferred Stock is transferred) approval. More specifically, so long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class:

(a) amend the Articles of Incorporation or, unless approved by the Board of Directors, including by the Series A Director, amend the Company's Bylaws;

(b) change or modify the rights, preferences or other terms of the Series A Preferred Stock, or increase or decrease the number of authorized shares of Series A Preferred Stock;

(c) reclassify or recapitalize any outstanding equity securities, or, unless approved by the Board of Directors, including by the Series A Director, authorize or issue, or undertake an obligation to authorize or issue, any equity securities or any debt securities convertible into or exercisable for any equity securities (other than the issuance of stock-options or securities under any employee option or benefit plan);

(d) authorize or effect any transaction constituting a Deemed Liquidation (as defined in this subparagraph) under the Articles, or any other merger or consolidation of the Company;

(e) increase or decrease the size of the Board of Directors as provided in the Bylaws of the Company or remove the Series A Director (unless approved by the Board of Directors, including the Series A Director);

(f)  declare or pay any dividends or make any other distribution with respect to any class or series of capital stock (unless approved by the Board of Directors, including the Series A Director);

(g) redeem, repurchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any outstanding shares of capital stock (other than the repurchase of shares of common stock from employees, consultants or other service providers pursuant to agreements approved by the Board of Directors under which the Company has the option to repurchase such shares at no greater than original cost upon the occurrence of certain events, such as the termination of employment) (unless approved by the Board of Directors, including the Series A Director);

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(h) create or amend any stock option plan of the Company, if any (other than amendments that do not require approval of the stockholders under the terms of the plan or applicable law) or approve any new equity incentive plan;

(i) replace the President and/or Chief Executive Officer of the Company (unless approved by the Board of Directors, including the Series A Director);

(j) transfer assets to any subsidiary or other affiliated entity (unless approved by the Board of Directors, including the Series A Director);

(k) issue, or cause any subsidiary of the Company to issue, any indebtedness or debt security, other than trade accounts payable and/or letters of credit, performance bonds or other similar credit support incurred in the ordinary course of business, or amend, renew, increase or otherwise alter in any material respect the terms of any indebtedness previously approved or required to be approved by the holders of the Series A Preferred Stock (unless approved by the Board of Directors, including the Series A Director);

(l) modify or change the nature of the Company's business;

(m) acquire, or cause a Subsidiary of the Company to acquire, in any transaction or series of related transactions, the stock or any material assets of another person, or enter into any joint venture with any other person (unless approved by the Board of Directors, including the Series A Director); or

(n) sell, transfer, license, lease or otherwise dispose of, in any transaction or series of related transactions, any material assets of the Company or any Subsidiary outside the ordinary course of business (unless approved by the Board of Directors, including the Series A Director).

ANTI-TAKEOVER EFFECTS

The Preferred Stock Amendment will provide us with shares of Preferred Stock which would permit us to issue additional shares of capital stock that could dilute the ownership of the holders of our Common Stock by one or more persons seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of Loop Industries with another company. The creation of the Preferred Stock is not being undertaken in response to any effort of which our Board of Directors is aware to enable anyone to accumulate shares of our Common Stock or gain control of Loop Industries. The purpose of the creation of the Preferred Stock is to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets. However, we presently have no plans, proposals, or arrangements to issue any of the newly authorized shares of Preferred Stock for any purpose whatsoever, including future acquisitions and/or financings.

Other than the creation of the "blank check" Preferred Stock, our Board of Directors does not currently contemplate the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of Loop Industries. While it is possible that management could use the additional authorized shares of Common Stock or Preferred Stock to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders, we have no intent, plans or proposals to use the newly created Preferred Stock as an anti-takeover mechanism or to adopt other provisions or enter into other arrangements that may have anti-takeover consequences.

While the creation of the "blank check" Preferred Stock may have anti-takeover ramifications, our Board of Directors believes that the financial flexibility offered by such corporate actions will outweigh the disadvantages. To the extent that these corporate actions may have anti-takeover effects, third parties seeking to acquire us may be encouraged to negotiate directly with our Board of Directors, enabling us to consider the proposed transaction in a manner that best serves the stockholders' interests.

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EFFECTIVE DATE

Under Rule 14c-2, promulgated pursuant to the Exchange Act, the Preferred Stock Amendment shall be effective twenty (20) days after this Information Statement is mailed to stockholders of Loop Industries. We anticipate the effective date to be on or about February 29, 2016.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Copies of these documents can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C., 20549, at prescribed rates. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

STATEMENT OF ADDITIONAL INFORMATION

The Company's Annual Report on Form 10-K for the year ended September 30, 2014 and filed with the SEC on December 24, 2014; Quarterly Report on Form 10-Q for the quarter ended December 31, 2014 and filed with the SEC on February 12, 2015; Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 and filed with the SEC on May 20, 2015; Quarterly Report on Form 10-Q for the quarter ended November 30, 2015, and filed with the SEC on January 19, 2016, as amended; Current Report on Form 8-K filed with the SEC on June 30, 2015, as amended; Current Report on Form 8-K filed with the SEC on July 2, 2015; and Current Report on Form 8-K filed with the SEC on January 12, 2016 have been incorporated herein by this reference.

The Company undertakes to mail to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

COMPANY CONTACT INFORMATION

All inquiries regarding the Company should be addressed to Daniel Solomita, President and Chief Executive Officer, at the Company's principal executive offices, at: Loop Industries, Inc., 1999 Avenue of the Stars, Suite 2520, Los Angeles, California 90067. Mr. Solomita may also be reached by telephone at (514) 244-3575.

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